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                                                                    Exhibit 23.2



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS



                 We consent to the inclusion in this Registration Statement on Form SB-2, Amendment No. 6, of 800 Travel Systems, Inc. (the "Company") of our report dated April 20, 1997 on the balance sheets of the Company as of December 31, 1996 and 1995 and the related statements of operations, stockholder's equity and cash flows for the year ended December 31, 1996 and the one month ended December 31, 1995, and on the consolidated statements of operations, stockholders' (deficit) and cash flows of the Company and Subsidiary (Predecessor Business) for the eleven months ended November 30, 1995. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.


                                        /s/ KILLMAN, MURRELL & COMPANY, P.C.

                                        Certified Public Accountants


Dallas, Texas
December 17, 1997